    As filed with the Securities and Exchange Commission on April 14, 2000.

                                                       Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------
                          Honeywell International Inc.
             (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)          Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   (Address of Principal Executive Offices)            (Zip Code)
                             ---------------------
                       Vericor Power Systems Savings Plan
                            (Full title of the plan)
                             ---------------------
                            PETER M. KREINDLER, ESQ.
                    Senior Vice President and General Counsel
                          Honeywell International Inc.
                            101 Columbia Road
               Morris Township, New Jersey 07962-2497 (Name and
                          address of agent for service)
                                 (973) 455-2000
          (Telephone number, including area code of agent for service)
                             ---------------------
                         CALCULATION OF REGISTRATION FEE


                                                   Proposed          Proposed
Title of                                           maximum           maximum
securities                                         offering          aggregate        Amount of
to be                          Amount to be        price per         offering         registration
registered (1)                 Registered          share (2)         price (2)        fee (2)
Common Stock, par
Value $1.00 per share (3)       80,000 sh.         $52.96875         $4,237,500       $1,118.70

(1) In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2) Estimated in accordance with Rule 457(h) of the Act, solely for the purpose of calculating the registration fee. $52.96875 represents the average of the high and low sales prices of common stock on the New York Stock Exchange Composite Tape on April 10, 2000.

(3) The shares of common stock being registered consist of shares of common stock to be acquired by the plan trustee pursuant to the plan for the account of participants.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Vericor Power Systems Savings Plan as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act of 1933.

     Such document(s) are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information filed with the SEC after the date of this prospectus will update and supersede information on file with the SEC as of the date of this prospectus. We incorporate by reference:

HONEYWELL'S SEC FILINGS (FORMERLY ALLIEDSIGNAL INC.) (FILE NO. 1-8974)

     Annual Report on Form 10-K for the year ended December 31, 1999.

     Current Reports on Form 8-K filed on January 21, February 14 and February 29, 2000.

     Registration Statement on Form 8-B filed on August 16, 1985 describing Honeywell's common stock.

      We incorporate by reference additional documents that Honeywell or the Plan may file with the SEC after the date of this registration statement. These documents include periodic reports, which may include the Plan's Annual Report on Form 11-K, and Honeywell's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Item 4. Description of Securities

      The securities to be offered are registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel

     The legality of the common stock offered hereby has been passed upon by J. Edward Smith, Assistant General Counsel, Corporate and Finance, of Honeywell. Mr. Smith beneficially owns shares of Honeywell common stock and has options to purchase shares of Honeywell common stock.

Item 6. Indemnification of Directors and Officers

      Delaware law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

     Delaware law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duly of loyalty to the corporation or its shareowners, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Under Article ELEVENTH of Honeywell's Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by Delaware law.

     Under Delaware law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, Honeywell maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Honeywell pursuant to Honeywell's Restated Certificate of Incorporation, Delaware law, or otherwise, Honeywell has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and it therefore unenforceable.

Item 7. Exemption from Registration Claimed

   Not Applicable

Item 8. Exhibits

    Exhibit
      No.                             Description
    -------                           -----------
     4.1  Honeywell's Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

     4.2  Honeywell's By-laws, as amended (incorporated by reference to Exhibit
          3(ii) to our Form 8-K filed December 3, 1999).

     5 Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby (filed herewith).

     23.1 Consent of PricewaterhouseCoopers LLP (filed herewith).

     23.2 Consent of Deloitte & Touche LLP (filed herewith).

     23.3 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.

     24   Powers of Attorney (filed herewith).

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 14th day of April, 2000.

                                           Honeywell International Inc.

                                           By: /s/ Richard F. Wallman
                                              ---------------------------------
                                               Richard F. Wallman
                                               Senior Vice President and
                                               Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                         Title                            Date
             ----                         -----                            ----
              *                   Director, Chairman and Chief Executive
  ----------------------------     Officer
     (Michael R. Bonsignore)

              *                   Director
  ----------------------------
      (Hans W. Becherer)

              *                   Director
  ----------------------------
      (Gordon M. Bethune)

              *                   Director
  ----------------------------
      (Marshall N. Carter)

              *                   Director
  ----------------------------
      (Jaime Chico Pardo)

              *                   Director
  ----------------------------
        (Ann M. Fudge)

              *                   Director
  ----------------------------
       (James J. Howard)

              *                   Director
  ----------------------------
        (Bruce Karatz)

              *                   Director
  ----------------------------
      (Robert P. Luciano)

              *                   Director
  ----------------------------
      (Russell E. Palmer)

              *                   Director
  ----------------------------
     (Ivan G. Seidenberg)

              *                   Director
  ----------------------------
       (Andrew C. Sigler)

              *                   Director
  ----------------------------
      (John R. Stafford)

              *                   Director
  ----------------------------
      (Michael W. Wright)

    /s/ Richard F. Wallman        Senior Vice President and                April 14, 2000
-------------------------------   Chief Financial Officer
     (Richard F. Wallman)         (Principal Financial Officer)

   /s/ Richard J. Diemer, Jr.     Vice President and                       April 14, 2000
  ----------------------------    Controller (Principal
   (Richard J. Diemer, Jr.)       Accounting Officer)

*By: /s/ Peter M. Kreindler
  ----------------------------
      (Peter M. Kreindler,                                                 April 14, 2000
       Attorney-in-Fact)


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 14th day of April, 2000.

                                                Vericor Power Systems
                                                Savings Plan

                                                By: /s/ Brian Marcotte
                                                   --------------------------
                                                   Brian Marcotte
                                                   Vice President- Benefits

                                  EXHIBIT INDEX


Exhibit
  No.                                 Description                                   Page
-------                               -----------                                   ----
4.1      Honeywell's Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3(i) to our Form 8-K filed December 3, 1999).

4.2      Honeywell's By-laws, as amended (incorporated by reference to Exhibit
         3(ii) to our Form 8-K filed December 3, 1999.)

5 Opinion of J. Edward Smith, Esq., with respect to the legality of the securities being registered hereby (filed herewith).

23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2     Consent of Deloitte & Touche LLP (filed herewith).

23.3 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.

24       Powers of Attorney (filed herewith).
